Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Electronics Boutique Holdings Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-47684 and 333-65463) on Form S-8 of Electronics Boutique Holdings Corp. of our reports dated April 7, 2005, with respect to the consolidated balance sheets of Electronics Boutique Holdings Corp. and subsidiaries as of January 29, 2005 and January 31, 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 29, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of January 29, 2005, and the effectiveness of internal control over financial reporting as of January 29, 2005, which reports appear in the January 29, 2005 annual report on Form 10-K/A of Electronics Boutique Holdings Corp.

Our report with respect to the consolidated financial statements refers to a change in the method of accounting for consideration received from a vendor.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 16, 2005